   As filed with the Securities and Exchange Commission on September 17, 1997

                              Registration No. 333-

          -------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 --------------

                                    FORM S-8
                             REGISTRATION STATEMENT

                                      UNDER
                           THE SECURITIES ACT OF 1933

                             Bio-Logic Systems Corp.
               ----------------------------------------------------
             (Exact name of registrant as specified in its charter)

                                    Delaware
               ----------------------------------------------------
         (State or other jurisdiction of incorporation or organization)

                                   36-3025678
               ----------------------------------------------------
                      (I.R.S. employer identification no.)

                  One Bio-Logic Plaza, Mundelein, IL 60060-3700
               ----------------------------------------------------
                    (Address of principal executive offices)

                             1994 Stock Option Plan
                         -------------------------------
                              (Full title of plan)

                            Gabriel Raviv, President
                            Bio-Logic Systems, Corp.
                               One Bio-Logic Plaza
                            Mundelein, IL 60060-3700
                 ----------------------------------------------
                     (Name and address of agent for service)

                                 (847) 949-5200
          -------------------------------------------------------------
          (Telephone number, including area code, of agent for service)

                                    Copy to:
                               Jill M. Cohen, Esq.
                      Bachner, Tally, Polevoy & Misher LLP
                               380 Madison Avenue
                               New York, NY 10017

===============================================================================
                        CALCULATION OF REGISTRATION FEE
===============================================================================
                                Proposed    Proposed
                                Maximum     Maximum
                                Offering    Aggregate              Amount of
     Title of Securities          to be     Price Per  Offering   Registration
       to be Registered        Registered   Share(2)    Price         Fee
===============================================================================
Common Stock $.01 par value    400,000(1)     $5.47    $2,188,000  $663.00(3)
===============================================================================

(1) Pursuant to Rule 416, promulgated under the Securities Act of 1933, as amended, an additional undeterminable number of shares of Common Stock is being registered to cover any adjustment in the number of shares of Common Stock pursuant to the anti-dilution provisions of the 1994 Stock Option Plan, as amended.

(2) Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee. The price shown is the average of the high and low prices of the Common Stock on September 12, 1997 as reported on Nasdaq.

(3) A payment of $538.00 is being made herewith, as $125.00 has previously been paid.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.     INCORPORATION OF DOCUMENTS BY REFERENCE

                  The Registration Statement on Form S-8 (File No. 33-62237), filed by BIO-LOGIC SYSTEMS CORP. (the "Registrant") on August 30, 1995, and the documents listed below are hereby incorporated by reference into this Registration Statement, and all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing such documents:

            (a)   The Registrant's Annual Report on Form 10K-SB
            (File No. 0-12231) for its fiscal year ending February 28, 1997.

            (b) The Registrant's quarterly report on Form 10Q-SB for the quarterly period ended May 31, 1997; and

            (c) The Registrant's Registration Statement on Form 8-A, as filed with the Securities and Exchange Commission on June 6, 1994 to register the Common Stock, $.01 par value, under Section 12(g) of the Securities and Exchange Act of 1934, as amended.

Item 8.     EXHIBITS

            5 Opinion of Bachner, Tally, Polevoy & Misher LLP, with respect to the legality of the
                  Common Stock to be registered hereunder

            10.15 1994 Stock Option Plan, as amended

            24(a) Independent Audit's Consent

            24(b) Consent of Bachner, Tally, Polevoy & Misher LLP
                  (contained in Exhibit 5)

Item 9.     UNDERTAKINGS

            (a)   The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made a post-effective amendment to this Registration
            Statement;

                        (i)   To include any prospectus required by
                  Section 10(a)(3) of the Securities Act of 1933;

                        (ii) To reflect in the prospectus any facts or events
                  arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental changed in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                        (iii) To include any material information with respect
                  to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                        Provided, however, that paragraphs (a)(1)(i) and
                  (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from the registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

            (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in city of Chicago, State of Illinois, on the 15th day of September, 1997.

                                    BIO-LOGIC SYSTEMS CORP.


                                    By: /S/ GABRIEL RAVIV
                                       --------------------------
                                        President and Chief Executive Officer

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and as of the date indicated.


             SIGNATURE                    TITLE                     DATE


  /S/ GABRIEL RAVIV              President, Chief Executive     September 15, 1997
-------------------------------  Officer and Director
Gabriel Raviv                    (Principle Executive Officer)


 /S/ WILLIAM K. ROENITZ          Controller                     September 15, 1997
-------------------------------  (Principal Accounting Officer)
William K. Roenitz


 /S/ GIL RAVIV                   Director                       September 15, 1997
-------------------------------
Gil Raviv


 /S/ CHARLES Z. WEINGARTEN, M.D. Director                       September 15, 1997
--------------------------------
Charles Z. Weingarten, M.D.


 /S/ IRVING KUPFERBERG           Director                       September 15, 1997
--------------------------------
Irving Kupferberg


 /S/ ALBERT MILSTEIN             Director                       September 15, 1997
--------------------------------
Albert Milstein


 /S/ CRAIG W. MOORE              Director                       September 15, 1997
--------------------------------
Craig W. Moore


                               INDEX TO EXHIBITS
                            BIO-LOGIC SYSTEMS CORP.

Exhibit
  NO.                             DESCRIPTION

   5 Opinion of Bachner, Tally, Polevoy & Misher LLP, with respect to the legality of the Common Stock to be registered hereunder

 10.15            1994 Stock Option Plan, as amended

 24(a)            Independent Auditor's Consent

 24(b)            Consent of Bachner, Tally, Polevoy & Misher LLP
                        (contained in Exhibit 5)